FORM 8-K
                                 CURRENT REPORT
                     REPORT PURSUANT TO SECTION 13 OR 15 (d)
                 CURRENT OF THE SECURITIES EXCHANGE ACTS OF 1934

          Date of Report (date of earliest event reported) July 1, 2004


                                 BLUETORCH INC.
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        (Exact Name of small business issuer as Specified in its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

     000-3084133                                     90-0093439
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(Commission  File Number)                    I.R.S. Employer Identification No.)

              12607 Hidden Creek Way, Suite S, Cerritos,  CA  90703
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              (Address of Principal Executive Office)    (Zip Code)

                                 (562) 623-4040
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                 Issuer's Telephone Number, Including Area Code
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ITEM  3.02.     UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

From July 1, 2004 through November 15, 2004, Registrant sold an aggregate of 89,861,111 shares of its common stock for $467,600, net to Registrant in transactions which were exempt from registration by reason of Regulation E under the Securities Act of 1933, as amended ("1933 Act"). Such exemption was available because Registrant has elected to be a business development company under the applicable provisions of the Investment Company Act of 1940, as amended.

In connection with the issuance of 1,111,111 shares of the Company's common stock under Regulation E (as described in the previous paragraph and included therein), the recipient also received 10,000 newly-issued Series C preferred shares of the Company.
Effective as of July 31, 2004, Registrant issued 30,000,000 shares of its restricted common stock in exchange for 51% of the outstanding common stock of Island Tribe Inc. ("ITI").

The ITI transaction was exempt from registration by reason of Regulation D under the 1933 Act. The transaction was valued at $372,000. See Item 8.01 Other Events.

On November 8, 2004, Registrant issued the 9.15% Convertible Debenture in the principal amount of $187,500 to La Jolla Cove Investors, Inc. The Debenture is convertible into free-trading shares of Registrant's common stock in an amount up to 53,571,430 shares. The issuance of this Debenture was exempt from registration by reason of Regulation D under the 1933 Act.

ITEM  8.01.     OTHER  EVENTS.

As reported in Registrant's current Report on Form 8-K dated August 25, 2004, Registrant acquired 51% of the outstanding shares of the common stock of ITI in exchange for 30,000,000 shares of restricted common stock. See Item 3.02 above. The number of shares issued to the ITI shareholders was determined as of July 31, 2004, pursuant to the terms of the Stock Purchase Agreement attached as
Exhibit  2.1  to  the  August  25,  2004  Form  8-K.


                                   SIGNATURES
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Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the
registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BLUETORCH INC.





Dated:  November  15,  2004               By:  /s/  Bruce  MacGregor
                                          ----------------------------
                                          Bruce  MacGregor,  President